EX-5.1


                    SICHENZIA ROSS FRIEDMAN FERENCE LLP 1065
                        Avenue of the Americas, 21st Flr.
                               New York, NY 10018
                            Telephone: (212) 930-9700
                            Facsimile: (212) 930-9725

                                November 22, 2004

VIA  ELECTRONIC  TRANSMISSION

Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  DC  20549

RE:  VALCOM,  INC.
FORM  SB-2  REGISTRATION  STATEMENT  (FILE  NO.  333-____)

Ladies  and  Gentlemen:

We refer to the above-captioned registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by ValCom, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the shares of common stock underlying the notes and warrants being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable. In addition, we are of the opinion that the shares of common stock not underlying any securities sold pursuant to the Registration Statement are duly authorized and legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.



                                   /s/  Sichenzia Ross Friedman Ference LLP


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